EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statements (Form S-3 Nos. 333-75040, 333-110538, 333-120947, 333-139124, 333-141161 and 333-160404),

  2. Registration Statement (Form S-8 No. 333-49632) pertaining to the ANADIGICS, Inc. Stock Option Plan, 1994 Long-Term Incentive and Share Award Plan, 1995 Long-Term Incentive Share Award Plan and Employee Stock Purchase Plan,

3. Registration Statements (Form S-8 Nos. 333-32533 and 333-63836) pertaining to the ANADIGICS, Inc. 1997 Long-Term Incentive and Share Award Plan for Employees,
4. Registration Statement (Form S-8 No. 333-125971) pertaining to the ANADIGICS, Inc. 2005 Long Term Incentive and Share Award Plan and the Amended and Restated Employee Stock Purchase Plan,
5. Registration Statement (Form S-8 Nos. 333-136280 and 333-157711) pertaining to the ANADIGICS, Inc. Amended and Restated 2005 Long-Term Incentive and Share Award Plan, and

  6. Registration Statement (Form S-8 No. 333-151293) pertaining to the ANADIGICS, Inc. Amended and Restated Employee Stock Purchase Plan and the Amended and Restated 2005 Long-Term Incentive and Share Award Plan;

of our reports dated March 12, 2010, with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. and the effectiveness of internal control over financial reporting of ANADIGICS, Inc. included in this Annual Report (Form 10-K) of ANADIGICS, Inc. for the year ended December 31, 2009.

/s/ Ernst & Young LLP

MetroPark, New Jersey
March 12, 2010